UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2006
LAMAR ADVERTISING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30242 (Commission File Number)	72-1449411 (IRS Employer Identification No.)
5551 Corporate Blvd.
Baton, Rouge 70808
(Address of Principal Executive Offices) (Zip Code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 28, 2006, Lamar Advertising Company (the “Company”) filed a Current Report on Form 8-K to disclose certain actions taken by the Compensation Committee of the Company’s Board of Directors involving executive compensation. The target cash bonus amounts for the executive officers were reported incorrectly. The correct target cash bonus amounts are set forth in the table below.
Executive Compensation
Setting of 2005 Bonuses and 2006 Base Salaries
The Compensation Committee annually evaluates the performance of each of the Company’s executive officers and determines his compensation based upon its assessment of his individual performance and the Company’s overall performance. The Committee also considers the compensation for comparable positions in the media industry in trying to set competitive total executive compensation for the Company’s executive officers.
On February 22, 2006, the Compensation Committee set the base salaries of the Company’s executive officers for fiscal 2006 (effective as of January 1, 2006), and awarded bonuses to the Company’s executive officers for fiscal 2005, as set forth in the table below.
Performance-Based Cash and Equity Bonus Programs
At the same meeting, the Compensation Committee approved performance-based cash and equity bonus programs for the Company’s executive officers for fiscal 2006. These bonus programs remain subject to shareholder approval of certain amendments to the Company’s 1996 Equity Incentive Plan, as described below.
Under these bonus programs, each of the Company’s executive officers has an opportunity to earn a cash bonus and an award of unrestricted shares of the Company’s Class A Common Stock (the “Common Stock”). The amount of cash bonus and the number of unrestricted shares of Common Stock earned by each executive officer will be determined according to formulas set by the Compensation Committee at the meeting. The formulas are based upon levels of the Company’s pro forma net revenue growth and pro forma EBITDA growth in fiscal 2006 over fiscal 2005. Under the formulas, each executive officer may earn up to a maximum of 200% of his target cash bonus and 100% of his target equity award. Any bonus under these programs will be paid and issued when the Compensation Committee certifies (at the close of fiscal 2006) that the performance criteria have been satisfied. The target and maximum cash and equity bonuses for each executive officer are set forth in the table below.

Summary of Executive Compensation
The following table sets forth the 2005 bonus, the 2006 base salary and the 2006 target and maximum cash and equity bonuses for each of the Company’s executive officers:

					2006 Target
			2006 Target		Unrestricted
Executive Officer	2005 Bonus	2006 Base Salary	Cash Bonus		Stock Grant
Kevin P. Reilly, Jr., President, Chief Executive Officer and Chairman	$300,000	$700,000	$400,000	(1)	44,000 shares

Sean E. Reilly Chief Operating Officer and Vice President	$175,000	$500,000	$250,000	(2)	44,000 shares

Keith A. Istre Chief Financial Officer and Treasurer	$175,000	$450,000	$250,000	(3)	26,000 shares

(1)	Mr. Kevin P. Reilly, Jr. may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $800,000, upon the attainment of certain performance goals under the bonus program.

(2)	Mr. Sean E. Reilly may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of certain performance goals under the bonus program.

(3)	Mr. Keith A. Istre may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of certain performance goals under the bonus program.
1996 Equity Incentive Plan
On February 23, 2006, the Company’s Board of Directors adopted certain amendments to the Company’s 1996 Equity Incentive Plan (the “Plan”) upon the recommendation of the Compensation Committee, and recommended that these amendments be submitted to the Company’s stockholders for approval at the Company’s Annual Meeting of Stockholders to be held on May 25, 2006.
The Plan was amended primarily to specify the manner in which performance-based compensation can be granted under the Plan. The Plan was also amended to:
•	provide for the issuance of performance-based cash bonuses of up to $10 million in the aggregate, with a $2 million maximum cash award issuable to any one individual in any calendar year;

•	raise the limit on certain stock grants to any individual in any calendar year from 300,000 shares to 350,000 shares; and

•	extend the Company’s ability to issue incentive stock options for an additional ten years, pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.
The description set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
10.1	Lamar 1996 Equity Incentive Plan, as adopted by the Board of Directors on February 23, 2006. Previously filed as Exhibit 10.1 to the current report on Form 8-K (File No. 0-30242) filed on February 28, 2006 and incorporated by reference herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY (Registrant)
Date: March 13, 2006	By /s/ Keith Istre
	Name:	Keith Istre
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Lamar 1996 Equity Incentive Plan, as adopted by the Board of Directors on February 23, 2006. Previously filed as Exhibit 10.1 to the current report on Form 8-K (File No. 0-30242) filed on February 28, 2006 and incorporated by reference herein.